Exhibit m(x) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                        EXHIBIT F to 12b-1 Agreement with
                       Federated Securities Corp. ("FSC")

         FSC will pay the Administrator fees for the following mutual funds, portfolios or classes thereof (the "Funds") effective as of the dates set forth below:

Name                                                   Date

Wachovia Balanced Fund                                 June 6, 1996
         (Class B Shares)
Wachovia Emerging Markets Fund                         June 6, 1996
         (Class B Shares)
Wachovia Equity Fund                                   June 6, 1996
         (Class B Shares)
Wachovia Equity Index Fund                             June 6, 1996
         (Class B Shares)
Wachovia Fixed Income Fund                             June 6, 1996
         (Class B Shares)
Wachovia Quantitative Equity Fund                      June 6, 1996
         (Class B Shares)
Wachovia Short-Term Fixed Income Fund                  June 6, 1996
         (Class B Shares)
Wachovia Special Values Fund                           June 6, 1996
         (Class B Shares)
Wachovia Georgia Municipal Bond Fund                   June 6, 1996
         (Class B Shares)
Wachovia North Carolina Municipal Bond Fund            June 6, 1996
         (Class B Shares)
Wachovia South Carolina Municipal Bond Fund            June 6, 1996
         (Class B Shares)
Wachovia Growth & Income Fund                          December 4, 1997
         (Class B Shares)
Wachovia Virginia Municipal Bond Fund                  December 4, 1997
         (Class B Shares)
Wachovia Intermediate Fixed Income Fund                March 4, 1998
         (Class B Shares)
Wachovia Executive Equity Fund                         June 3, 1999
         (Class B Shares)
Wachovia Executive Fixed Income Fund                   June 3, 1999
         (Class B Shares)
Wachovia Personal Equity Fund                          July 1, 1999
         (Class B Shares)


Administrative Fees

1. During the term of this Agreement, FSC will pay Administrator a monthly fee in respect of each Fund. This fee will be computed at the annual rate of 0.75 of 1% of the average net asset value of Shares held during the month in accounts for which the Administrator provides services under this Agreement.

2. For the monthly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

As revised: July 1, 1999